                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                 THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                      N/A

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                 (Logo The Profit Recovery Group International)

                            2300 WINDY RIDGE PARKWAY
                                SUITE 100 NORTH
                             ATLANTA, GA 30339-8426
                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 30, 1999
                             ---------------------

TO THE SHAREHOLDERS OF
THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.:


     NOTICE IS HEREBY GIVEN that THE PROFIT RECOVERY GROUP INTERNATIONAL, INC. (the "Company") will hold a Special Meeting of Shareholders at the Company's offices at 2300 Windy Ridge Parkway, Atlanta, GA 30339, in the Atlantic/Pacific Meeting Room on the 9th Floor, on September 30, 1999 at 10:00 am Atlanta time, for the following purposes:



          1. To approve an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock that the Company has authority to issue from 60,000,000 shares to 200,000,000 shares.


          2. To transact such other business that may properly come before the meeting or any adjournments thereof.


     The Proxy Statement dated August 27, 1999, is attached. Only record holders of the Company's Common Stock, no par value per share, at the close of business on August 2, 1999, will be eligible to vote at the meeting.


     If you are not able to attend the meeting, please execute, complete, date and return the proxy in the enclosed envelope. If you attend the meeting, you may revoke the proxy and vote in person.

                                          By Order of the Board of Directors:

                                          /s/ John M. Cook

                                          JOHN M. COOK
                                          Chairman of the Board and
                                          Chief Executive Officer

Date: August 27, 1999

                  LOGO The Profit Recovery Group International

                            2300 WINDY RIDGE PARKWAY
                                SUITE 100 NORTH
                             ATLANTA, GA 30339-8426
                             ---------------------

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF SHAREHOLDERS

                               SEPTEMBER 30, 1999
                             ---------------------

                              GENERAL INFORMATION


     On July 20, 1999, the Board of Directors unanimously approved a 3 for 2 split (the "Stock Split") of The Profit Recovery Group International, Inc. ("PRGX" or the "Company") Common Stock, no par value per share, to be effected in the form of a stock dividend to shareholders of record on August 2, 1999. The Stock Split was effected on August 17, 1999. The Company did not issue fractional shares in connection with the Stock Split. The Company paid cash in lieu of fractional shares based on the closing price of the Company's Common Stock on the Nasdaq National Market on August 2, 1999 ($33.54 per share, as adjusted for the Stock Split).



     Although the Company had sufficient authorized Common Stock to effect the Stock Split, the Board of Directors believes that it is now necessary to amend the Company's Articles of Incorporation to provide for additional authorized Common Stock in order that the Company will have sufficient shares available for future issuances in connection with potential acquisitions, pursuant to existing and future employee benefit plans and for other valid corporate purposes.



     In that regard, the Company cordially invites you to attend a Special Meeting of Shareholders. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies for use at the Special Meeting of Shareholders to be held on September 30, 1999, at the Company's offices at 2300 Windy Ridge Parkway, Atlanta, GA 30339, in the Atlantic/Pacific Meeting Room on the 9th Floor, at 10:00 a.m. Atlanta time.



     This Proxy Statement and the accompanying form of proxy are being first mailed to shareholders on or about August 27, 1999. The shareholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; (ii) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(iii) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy which is not revoked will be voted at the Special Meeting in accordance with the shareholder's instructions. If a shareholder returns a properly signed and dated proxy card but does not mark any choice, his or her shares will be voted for the amendment to the Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the Special Meeting.



     Proxies will be solicited from the Company's shareholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. The Company has engaged Corporate Investor Communications, Inc. to solicit proxies in connection with the Special

Meeting, for a fee of approximately $6,000. It is possible that directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph or mail. Directors, officers and regular employees of the Company will receive no additional compensation for any such further solicitation.



     Only holders (the "Shareholders") of record of the Company's Common Stock, no par value per share, at the close of business on August 2, 1999 (the "Record Date"), are entitled to notice of, and to vote at, the Special Meeting. On the Record Date, the Company had a total of 27,547,468 shares of Common Stock outstanding prior to the Stock Split, or 41,320,247 shares after giving effect to the Stock Split. Each share will be entitled to one vote (non-cumulative) on each matter to be considered at the Special Meeting. A majority of the outstanding shares of Common Stock, present in person or represented by proxy at the Special Meeting, will constitute a quorum for the transaction of business at the Special Meeting.


     Votes cast by proxy or in person at the Special Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.


     The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company is required for approval of the amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from 60,000,000 shares to 200,000,000. It is expected that shares beneficially owned by the Company's executive officers and directors, which represented in the aggregate approximately 20.9% of the shares of Common Stock outstanding on August 2, 1999, will be voted in favor of the amendment to the Articles of Incorporation. Abstentions, votes "withheld" and broker non-votes will have the effect of a vote against the proposal to amend the Articles of Incorporation. There are no rights of appraisal or similar dissenters' rights with respect to any matter to be acted upon pursuant to this Proxy Statement.


RECOMMENDATION OF THE BOARD OF DIRECTORS


     The Board of Directors of the Company recommends a vote FOR the amendment to the Company's Articles of Incorporation to increase the number of shares of the Company's Common Stock that the Company will have the authority to issue from 60,000,000 shares to 200,000,000 shares.


                PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

     The Company's Articles of Incorporation currently authorize the issuance of a total of 61,000,000 shares, composed of 60,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The proposed amendment will increase the total number of authorized shares to 201,000,000, with the number of shares of Common Stock authorized being increased to 200,000,000.


     The amendment will modify the first paragraph of Article 2 of the Company's Articles of Incorporation, as amended, to read as follows:


          "Capitalization. The total number of shares of capital stock of all classes that the corporation shall have the authority to issue is Two Hundred One Million (201,000,000) shares, of which Two Hundred Million (200,000,000) shares, no par value per share, shall be designated "Common Stock" and One Million (1,000,000) shares, no par value per share, shall be designated "Preferred Stock."

     Each of the additional authorized shares of Common Stock will have the same rights and privileges as the currently authorized Common Stock. The Preferred Stock may be issued by resolution of a majority of the Board of Directors then in office in one or more series with such designations, powers, preferences, rights, qualifications, limitations and restrictions as the Board of Directors shall determine. There are no shares of Preferred Stock outstanding. The additional shares of Common Stock, like the currently authorized shares, will not have preemptive rights. The amendment will not change the par value of the Common Stock.

     The Board of Directors believes that it is necessary to increase the amount of Common Stock authorized by the Company's Articles of Incorporation to provide the Company with adequate flexibility for valid corporate purposes such as issuances pursuant to potential acquisitions, financings, further stock dividends and existing and future employee benefit plans, including fulfilling the Company's obligations under its Stock Incentive Plan and Employee Stock Purchase Plan. Before the Stock Split, the Company had 27,547,468 shares of Common Stock outstanding and no shares of Preferred Stock outstanding as of August 2, 1999. After giving effect to the Stock Split, the Company had 41,320,247 million shares of Common Stock outstanding and no shares of Preferred Stock outstanding as of August 2, 1999. On August 19, 1999, the Company issued 6,114,375 shares in connection with the acquisition of Meridian VAT Reclaim Limited, leaving approximately 12,560,000 shares of Common Stock available for additional future issuances. As of August 2, 1999, 6,382,446 authorized shares remained available for issuance under the Company's existing benefit plans, after giving effect to the Stock Split. Other than the shares to be issued under the Company's existing employee benefit plans, up to 1,200,000 shares proposed to be issued in connection with the acquisition of PRS International, Ltd, and related companies, and additional shares that the Company may issue in the ordinary course in connection with its acquisition program, the Company has no plans to issue any additional authorized shares of Common Stock. Further stockholder authorization would not be necessary prior to any such issuance, except for certain situations where stockholder approval may be required under Nasdaq National Market rules or Georgia law.


     The additional authorized shares of Common Stock could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in opposing a takeover bid or a solicitation in opposition to management. The Company is not currently aware of any effort to obtain control of the Company, and has no plans to use the new shares for purposes of discouraging any such effort.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE ARTICLES OF INCORPORATION AND BELIEVES THAT THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT.

                 OWNERSHIP OF DIRECTORS, PRINCIPAL SHAREHOLDERS
                         AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 2, 1999, after giving effect to the Stock Split, by: (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) the Company's Chief Executive Officer and the other four most highly paid executive officers of the Company during 1998; (iii) each director of the Company; and (iv) all of the Company's executive officers and directors as a group. Except as otherwise indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to all the shares of Common Stock indicated.


                                                                BENEFICIAL OWNERSHIP
                                                              AS OF AUGUST 2, 1999(1)
                                                              ------------------------
BENEFICIAL OWNER                                                SHARES     PERCENTAGE
----------------                                              ----------   -----------
John M. Cook(2)(3)..........................................  4,945,075       11.9%
John M. Toma(4).............................................    844,526        2.0
Michael A. Lustig(5)........................................    250,020          *
Marc S. Eisenberg(6)........................................        219          *
Ronald K. Loder.............................................    863,054        2.1
Robert G. Kramer(7).........................................     13,566          *

                                                                BENEFICIAL OWNERSHIP
                                                              AS OF AUGUST 2, 1999(1)
                                                              ------------------------
BENEFICIAL OWNER                                                SHARES     PERCENTAGE
----------------                                              ----------   -----------
Donald E. Ellis, Jr.(8).....................................          0          *
Stanley B. Cohen(9).........................................    765,000        1.9
Jonathan Golden(10).........................................  1,303,017        3.2
Garth H. Greimann...........................................     11,492          *
Fred W. I. Lachotzki(11)....................................     24,000          *
E. James Lowrey(11).........................................      9,750          *
Thomas S. Robertson.........................................      1,200          *
Jackie M. Ward..............................................        900          *
All executive officers and directors as a group (19
  Persons)(12)..............................................  9,199,151       22.0


---------------


   * Less than one percent.
 (1) Applicable percentage of ownership at August 2, 1999 is based upon 41,320,247 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares shown as beneficially owned. Shares of Common Stock subject to options currently exercisable or exercisable within sixty (60) days are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other persons.
 (2) The business address for Mr. Cook is 2300 Windy Ridge Parkway, Suite 100 North, Atlanta, Georgia 30339-8426.
 (3) Includes 1,698,389 shares held by the Cook Family Limited Partnership, for which Mr. Cook serves as the general partner, 225,000 shares held by the Cook Family Grantor Retained Annuity Trust for which Mr. Cook is trustee and has sole investment and voting power with respect to such shares and 146,042 shares held by M. Lucy Cook, his spouse. Also includes 205,117 shares subject to options, which either are currently exercisable or will become exercisable within sixty (60) days of the date of mailing of this Proxy Statement. Does not include 1,229,089 shares held for the benefit of John M. Cook pursuant to a Grantor Retained Annuity Trust for which James
     R. Cook is trustee and has sole investment and voting power with respect to such shares and 1,229,089 shares held for the benefit of M. Lucy Cook pursuant to a Grantor Retained Annuity Trust for which M. Christine Cook and M. Thomas Cook are co-trustees and have sole investment and voting power with respect to such shares.
 (4) Includes 56,040 shares held for the benefit of Mr. Toma for which Maria A. Neff and Dorothy M. Toma, Mr. Toma's spouse, serve as co-trustees and share investment and voting power with respect to such shares. Includes 275,886 shares held by the Toma Family Limited Partnership, for which Mr. Toma serves as the general partner. Also, includes 75,000 shares held by Dorothy
     M. Toma, 6,732 shares held by the Mary Caitlin Cook Trust, of which Mr. Toma is the trustee, and 97,500 shares subject to options which either are exercisable or will become exercisable within sixty (60) days of the date of mailing of this Proxy Statement.
 (5) Includes 169,575 shares subject to options which are either currently exercisable or will become exercisable within sixty (60) days of the date of mailing of this Proxy Statement.
 (6) Excludes 631,707 shares in which Mr. Eisenberg has a pecuniary interest, but as to which Mr. Eisenberg disclaims beneficial ownership. Such shares are held pursuant to commercial relationship with the record owner. Mr. Eisenberg has informed the Company that he neither has nor shares the voting or investment power with respect to such shares and that he does not have the right either to acquire such voting or investment power within sixty (60) days or to terminate the commercial relationship with the record holder within sixty (60) days.
 (7) Includes 10,500 shares subject to options which are either currently exercisable or will become exercisable within sixty (60) days of the date of mailing of this Proxy Statement.
 (8) Effective July 19, 1999, Mr. Ellis resigned as Senior Vice President, Chief Financial Officer and Treasurer, and became Special Assistant to the Chairman. As a result, Mr. Ellis is no longer an executive officer of the Company.

 (9) Includes 274,626 shares held for the benefit of Mr. Cohen for which Shirley
     L. Cohen, Mr. Cohen's spouse, is the trustee and has sole voting and investment power.
(10) Includes 183,376 shares held for the benefit of Mr. Golden for which Roberta P. Golden, Mr. Golden's spouse, is the trustee and has sole voting and investment power.
(11) Includes 9,000 shares subject to options which are either currently exercisable or will become exercisable within sixty (60) days of the date of mailing of this Proxy Statement.
(12) Includes options to purchase 582,892 shares which are either currently exercisable or will become exercisable within sixty (60) days of the date of mailing of this Proxy Statement. Does not include 1,764,747 shares subject to outstanding options which options are not currently exercisable and will not become exercisable within sixty (60) days of the date of mailing of this Proxy Statement.

                             SHAREHOLDER PROPOSALS

     Appropriate proposals of shareholders intended to be presented at the Company's 2000 Annual Meeting of Shareholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by the Company by December 10, 1999 for inclusion in its Proxy Statement and form of proxy relating to that meeting. In addition, all shareholder proposals submitted outside of the shareholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act must be received by the Company by February 23, 2000 in order to be considered timely. If such shareholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such shareholder proposals which may come before the Annual Meeting. With regard to such shareholder proposals, if the date of the 2000 Annual Meeting is subsequently advanced or delayed by more than thirty days from the date of the 1999 Annual Meeting, the Company shall, in a timely manner, inform Shareholders of the change and the date by which proposals must be received.

     UPON THE WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY WHOSE PROXY WAS SOLICITED IN CONNECTION WITH THE SPECIAL MEETING OF SHAREHOLDERS, THE COMPANY WILL FURNISH SUCH OWNER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998. REQUESTS FOR A COPY OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE ADDRESSED TO CLINTON McKELLAR, JR., ESQ., SECRETARY, THE PROFIT RECOVERY GROUP INTERNATIONAL, INC., 2300 WINDY RIDGE PARKWAY, SUITE 100 NORTH, ATLANTA, GEORGIA 30339-8426.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, COMPLETE, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED.

                                          By Order of the Board of Directors:

                                          /s/ John M. Cook

                                          JOHN M. COOK
                                          Chairman of the Board and
                                          Chief Executive Officer

Dated: August 27, 1999

              (LOGO THE PROFIT RECOVERY GROUP INTERNATIONAL, INC)

                                                                           ANNEX

                 THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS ON SEPTEMBER 30, 1999

    The undersigned Shareholder hereby appoints John M. Cook, Scott L. Colabuono, Clinton McKellar, Jr. or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Special Meeting of Shareholders of THE PROFIT RECOVERY GROUP INTERNATIONAL, INC. (the "Company") to be held on September 30, 1999, and any adjournments thereof. The undersigned acknowledges receipt of Notice of Special Meeting of Shareholders and Proxy Statement, each dated August 27, 1999, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies to vote as indicated hereon. PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1. Amendment to the Articles of Incorporation to increase the number of shares of Company Common Stock which the Company shall have the authority to issue from 60,000,000 shares to 200,000,000 shares.

           [ ]  FOR             [ ]  AGAINST             [ ]  ABSTAIN

2. Upon such other matters as may properly come before the meeting or any adjournment thereof.

    THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION. IF ANY OTHER MATTER NOT PROPOSED IS PROPERLY PRESENTED AT THE SPECIAL MEETING OF SHAREHOLDERS, THE PROXIES NAMED HEREIN WILL VOTE ON SUCH MATTER IN THEIR DISCRETION.

                        (Continued on the Reverse Side)

                                              Dated: ---------------- , 1999

                                              ----------------------------------
                                              (Signature)

                                              ----------------------------------
                                              (Signature)

                                              (Shareholders should sign exactly
                                              as name appears on stock. Where
                                              there is more than one owner, each
                                              should sign. Executors,
                                              Administrators, Trustees and
                                              others signing in a representative
                                              capacity should so indicate.)

                                              Please enter your Social Security
                                              Number or Federal Employer
                                              Identification Number here:

                                              ----------------------------------